                                                                  Exhibit 1


                               HARRIS CORPORATION

                                U.S.$ 150,000,000
                                      -----------

                                Medium-Term Notes

            Due more than 9 Months from Date of Issue

                             DISTRIBUTION AGREEMENT


                                                                October 23, 1996



Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

     Harris Corporation, a Delaware corporation (the "Company"), confirms its agreement with Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Salomon Brothers Inc ("Salomon") (each of Morgan Stanley and Salomon an "Agent" and collectively, the "Agents") with respect to the issue and sale from time to time by the Company of up to U.S.$ 150,000,000 aggregate initial public offering price of its medium-term notes due more than 9 months from date of issue (the "Notes"). The Notes will be issued under an Indenture, dated as of May 1, 1996 (the "Indenture"), between the Company and Chemical Bank (now known as The Chase Manhattan Bank), as Trustee (the "Trustee"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

     The Company hereby appoints the Agents as its exclusive agents for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to terms and conditions herein set forth, each of the Agents agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, such Agent may also purchase Notes as principal and, if requested by such Agent, the Company will enter into a Terms Agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to such Agent as principal), such Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. Notwithstanding anything herein to the contrary, the Company reserves the right to offer and sell the Notes directly to investors on its own behalf in those jurisdictions where it is permitted to do so.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes, which has been declared effective. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement". The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus". The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents that are deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Agents as of the Commencement Date, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) Each document incorporated by reference in the Prospectus complied or will comply when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (i) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Agents furnished to the Company in writing by the Agents expressly for use therein or (ii) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (d) Each significant subsidiary as defined in Rule 405 of Regulation C of the Commission of the Company (a "Significant Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (e) Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its terms except as (i) rights to indemnity and contribution hereunder or thereunder may be limited under applicable law, (ii) the enforceability hereof and thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (iii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (g) The Notes have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

     (i) There has not been any material adverse change, or any development known to the officers of the Company which the Company presently and reasonably believes will involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

     (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

     (k) Each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     2.  SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

     (a) SOLICITATIONS AS AGENT. In connection with the actions of each Agent as agent hereunder, such Agent severally agrees, as agent of the Company, to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

     The Company reserves the right, in its sole discretion, to instruct each Agent to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, such Agent will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised such Agent that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); PROVIDED, HOWEVER, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change such Agent deems to be immaterial), such Agent shall not be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may reasonably request.

     The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the following percentage of the purchase price of such Note:


              Term                                     Commission Rate
              ----                                     ---------------


From 9 months to less than 1 year                           .125%
From 1 year to less than 18 months                          .150%
From 18 months to less than 2 years                         .200%
From 2 years to less than 3 years                           .250%
From 3 years to less than 4 years                           .350%
From 4 years to less than 5 years                           .450%
From 5 years to less than 6 years                           .500%
From 6 years to less than 7 years                           .550%
From 7 years to less than 10 years                          .600%
From 10 years to less than 15 years                         .625%
From 15 years to less than 20 years                         .700%
From 20 years to less than 30 years                         .750%
30 years or greater                                    To Be Negotiated

     Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in such Agent's judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that such Agent considers to be unacceptable, and any such rejection shall not be deemed a breach of such Agent's agreements contained herein.

     (b) PURCHASES AS PRINCIPAL. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and, if requested by such Agent, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will be substantially in the form of Exhibit A hereto but may take the form of an exchange of any form of written telecommunication between an Agent and the Company.

     Each Agent's commitment to purchase Notes as principal, whether pursuant to a Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by an Agent to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the Settlement Date (as hereinafter defined) the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by an Agent.

     Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. With respect to each sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Notes and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined). Each date of delivery of and payment for Notes to be purchased by an Agent as principal, whether pursuant to a Terms Agreement or otherwise, is referred to herein as a "Settlement Date".

     (c) ADMINISTRATIVE PROCEDURES. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and each Agent.

     (d) DELIVERY. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to the Agents' obligation to begin soliciting offers to purchase Notes as agents of the Company shall be delivered at the office of Brown & Wood LLP, counsel for the Agents, not later than 10:00 a.m., New York City time, on the date hereof, or at such other time and/or place as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the date on which the Agents begin soliciting offers to purchase Notes or the first date on which the Company accepts any offer by an Agent to purchase Notes as principal (the "Commencement Date").

     3.  AGREEMENTS.  The Company agrees with each Agent that:

     (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to each Agent a copy thereof for such Agent's review and, unless the Company is advised by counsel that it is necessary to do so, will not file any such proposed supplement or amendment to which any Agent reasonably objects; PROVIDED, HOWEVER, that the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to each Agent promptly after being mailed for filing with the Commission. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) or (c). The Company will promptly advise each Agent (i) of the filing of any amendment or supplement to the Basic Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, the Agents shall not be obligated to solicit offers to purchase Notes so long as they are not reasonably satisfied with such document; provided that the Agents have identified the specific concerns reasonably creating such concern and the Company has failed to make a reasonable response to such concerns.

     (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the reasonable opinion of any Agent or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify each Agent by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, each Agent shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus as then amended or supplemented, it shall so advise each Agent promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to each Agent in such quantities as such Agent may reasonably request. If such amendment or supplement and any documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph
(f) below and Section 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are reasonably satisfactory in all material respects to such Agents, upon filing of such amendment or supplement with the Commission or upon the effectiveness of an amendment to the Registration Statement, such Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes an Agent may own as Principal has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented, reasonably satisfactory in all material respects to such Agent, and will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request. If such amendment or supplement and any documents, certificates, opinions and letters furnished to such Agent pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are reasonably satisfactory in all material respects to such Agent, upon the filing of such amendment or supplement with the Commission or upon the effectiveness of an amendment to the Registration Statement, such Agent may resume its resale of Notes as principal.

     (c) The Company will make generally available to its security holders and to each Agent as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

     (d) The Company will furnish to each Agent, without charge, two signed copies of the Registration Statement, including exhibits and all amendments thereto, and during the period mentioned in Section 3(b) above, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as each Agent may reasonably request.

     (e) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as the Agents shall reasonably request.

     (f) During the term of this Agreement, the Company shall furnish to each Agent such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as such Agent may from time to time reasonably request and shall notify each Agent promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

     (g) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Basic Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of the Indenture and any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any reasonable out-of-pocket expenses incurred by the Agents, including any advertising expenses incurred by the Agents with the approval of the Company.

     (h) Between the date of any agreement by an Agent to purchase Notes as principal and the Settlement Date with respect to such agreement, the Company will not, without such Agent's prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Notes (other than (i) the Notes that are to be sold pursuant to such agreement and (ii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such agreement.

     4. CONDITIONS OF THE OBLIGATIONS OF THE AGENTS. Each Agent's obligation to solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase Notes as principal pursuant to any Terms Agreement or otherwise and the obligation of any other purchaser to purchase Notes will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein, to the accuracy in all material respects of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company in all material respects of all covenants and agreements herein contained on its part to be performed and observed (in the case of any Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of any Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of purchase) and (in each case) to the following additional conditions precedent:

     (a) At the time of such solicitation or the time of such purchase, as the case may be:

          (i) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement that, in the judgment of any Agent, is material and adverse and that makes it, in the judgment of any Agent, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus except, in the case of any purchase of Notes, as disclosed to the Agents in writing by the Company before the Company accepted the offer to purchase such Notes.

         (ii) There shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of any Agent, is material and adverse and, in the case of any of the events described in clauses (ii)(A) through (D), such event, singly or together with any other such event, makes it, in the judgment of any Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented, except, in the case of any purchase of Notes, for any such event occurring before the Company accepted the offer to purchase such Notes.

        (iii) There shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, except, in the case of any purchase of Notes, as disclosed to the Agents in writing by the Company before the Company accepted the offer to purchase such Notes.

     (b) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, each Agent shall have received:

          (i) The opinion, dated as of such date, of Crowell & Moring LLP, independent counsel for the Company, to the effect that:

               (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (B) each Significant Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (C) each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (D) each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its terms except as (i) rights to indemnity and contribution hereunder or thereunder may be limited under applicable law, (ii) the enforceability hereof and thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (iii) the availability of equitable remedies may be limited by equitable principles of general applicability;

               (E) the Notes have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

               (F) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Notes, the Indenture and any applicable Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument known to such counsel and binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except such as are specified and have been obtained and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes;

               (G) the statements in the Prospectus, as amended or supplemented, under the captions "Description of Debt Securities" and "Plan of Distribution", and in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and Item I of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since the most recent annual report on Form 10-K incorporated by reference in the Prospectus, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (H) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus, as amended or supplemented, and is not so described or of any statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus, as amended or supplemented, or to be filed as an exhibit to such Registration Statement that is not described or filed as required;

               (I) the statements in the Prospectus, as amended or supplemented, under the caption "Taxation" fairly summarize the matters referred to therein as of the date of such Opinion;

               (J) such counsel (1) is of the opinion that each document incorporated by reference in the Prospectus, as amended or supplemented (except for financial statements and schedules and other financial or statistical data included or incorporated included therein as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (2) is of the opinion that the Registration Statement and the Prospectus, as amended or supplemented, (except for financial statements and schedules and other financial or statistical data included or incorporated therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and (3) believes that (except for financial statements and schedules and other financial or statistical data included or incorporated therein as to which such counsel need not express any belief) the Prospectus, as amended or supplemented, if applicable, as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (K) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except that (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and
          (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and

               (L) the Registration Statement is effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.

         (ii) The opinion, dated as of such date, of Brown & Wood LLP, special counsel for the Agents, covering the matters in subparagraphs (D), (E), (G) (with respect to statements in the Prospectus, as amended or supplemented, under the captions "Description of Debt Securities" and "Plan of Distribution"), (J)(2), (K) and (L).

     With respect to subparagraphs (A), (B), (C), (F), (G) (with respect to descriptions of Legal Proceedings), and (H), Crowell & Moring LLP may state that their opinion is based solely upon the opinion of Richard L. Ballantyne, General Counsel of the Company, which opinion shall be addressed to both Crowell & Moring LLP and the Agents. With respect to subparagraph (J) of paragraph (b)(i) above, Crowell & Moring LLP may state that their opinion and belief are based upon their participation in the preparation of the Prospectus and any amendments or supplements thereto, not including documents incorporated therein by reference, and their review of the documents incorporated therein by reference, but are without independent check or verification except as specified.

     (c) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, each Agent shall have received a certificate, dated such Commencement Date or Settlement Date, as the case may be, signed by an executive officer of the Company to the effect that the representations and warranties of the Company contained herein are true and correct as of such date and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

     The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

     (d) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the Company's independent public accountants shall have furnished to each Agent a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance reasonably satisfactory to such Agent containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as amended or supplemented.

     (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to each Agent such appropriate further information, certificates and documents as such Agent may reasonably request.

     5. ADDITIONAL AGREEMENTS OF THE COMPANY. (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on or other terms of the Notes or for a change an Agent deems to be immaterial), the Company will deliver or cause to be delivered forthwith to each Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to such Agent, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (b) Each time the Company furnishes a certificate pursuant to Section 5(a), the Company shall furnish or cause to be furnished forthwith to each Agent a written opinion of independent counsel for the Company. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form reasonably satisfactory to each Agent and shall be of the same tenor as the opinion referred to in Section 4(b)(i), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to an Agent may furnish to such Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter.)

     (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, if so requested by an Agent, the Company shall cause its independent public accountants forthwith to furnish each Agent with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

     6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or the Prospectus (as amended if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by (i) any such untrue statement or omission or allegedly untrue statement or omission based upon information relating to such Agent furnished to the Company in writing by such Agent expressly for use therein or (ii) the failure of such Agent to have delivered a copy of the Prospectus, as most recently supplemented or amended, as the case may be (excluding documents incorporated therein by reference) at or prior to the confirmation of the sale of Notes, provided that such Prospectus has been supplied by the Company to such Agent in advance of the time needed by such Agent to accomplish such delivery.

     (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Agents, but only with reference to (i) information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto or (ii) the failure of such Agent to have delivered a copy of the Prospectus, as most recently supplemented or amended, as the case may be (excluding documents incorporated therein by reference) at or prior to the confirmation of the sale of Notes, provided that such Prospectus has been supplied by the Company to such Agent in advance of the time needed by the Agent to accomplish such delivery.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley if both Agents are indemnified pursuant to paragraph (a) above. In the case that the Agent other than Morgan Stanley is the indemnified party pursuant to paragraph (a) above, such firm shall be designated in writing by such Agent. In the case of parties indemnified pursuant to paragraph (b) above, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in paragraph (a) or (b) of this
Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each Agent participating in the offering of the Notes that gave rise to such losses, claims, damages or liabilities (a "Relevant Agent") from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each Relevant Agent in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and each Relevant Agent in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Relevant Agent in respect thereof. The relative fault of the Company and of each Relevant Agent shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Relevant Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If more than one Agent is a Relevant Agent in respect to a proceeding, each Relevant Agent's obligation to contribute pursuant to this Section 6 shall be several, in the proportion that the principal amount of the Notes that are the subject of such proceeding and that were offered and sold through such Relevant Agent bears to the aggregate principal amount of the Notes that are the subject of such proceeding, and not joint.

     (e) The Company and each Agent agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by PRO RATA allocation or by other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, the Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through the Agents exceeds the amount of any damages that the Agents have otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     7. POSITION OF THE AGENTS. In soliciting offers to purchase the Notes, each Agent is acting solely as an agent for the Company, and not as a principal, and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason other than the gross negligence of such Agent. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold such Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission such Agent would have received had such sale been consummated.

     8. TERMINATION. This Agreement may be terminated at any time either by the Company or by an Agent upon the giving of written notice of such termination to the other party hereto. Any Terms Agreement shall be subject to termination in the absolute discretion of the Agent party thereto on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), the last two sentences of Section 3(b) and Sections 3(c), 3(g), 6, 7, 9 and 13 shall survive; PROVIDED that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such notes has not occurred, the provisions of Sections 2(c), 3(a), 3(b), 3(e), 3(f), 3(h) and 4 shall also survive. If any Terms Agreement is terminated, the provisions of Sections 2(c), 3, 4, 6, 9 and 13 (which shall have been incorporated by reference in such Terms Agreement) shall survive.

     9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any agreement by the Agents to purchase Notes as principal will remain in full force and effect, regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of the Agents or the Company or any of the officers, directors or controlling persons referred to in Section 6 and delivery of and payment for the Notes.

     10. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to Morgan Stanley, will be mailed, delivered or telefaxed and confirmed to it at 1585 Broadway, New York, New York 10036,
Attention: Manager, Credit Department, with a copy to it at 1585 Broadway, New York, New York 10036, Attention: Managing Director, Short and Medium-Term Finance Department or, if sent to Salomon, will be mailed, delivered or telefaxed and confirmed to it at Seven World Trade Center, New York, New York 10048 Attention:

Medium-Term Note Department or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at 1025 W. NASA Boulevard, Melbourne, Florida 32919, Attention: Richard L. Ballantyne.

     11. SUCCESSORS. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

     12. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

     14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and each of you.

                                   Very truly yours,

                                   HARRIS CORPORATION


                                   By: /s/ D. S. Wasserman
                                      ---------------------------------
                                      Name: D. S. Wasserman
                                      Title: Vice President - Treasurer

The foregoing Agreement
is hereby confirmed
and accepted as of the
date first above written.


MORGAN STANLEY & CO. INCORPORATED


By: /s/ Steven B. Fitzpatrick
   ------------------------------
   Name: Steven B. Fitzpatrick
   Title: Principal


SALOMON BROTHERS INC


By: /s/ Martha D. Bailey
   ------------------------------
   Name: Martha D. Bailey
   Title: Vice President

                                                                   EXHIBIT A


                               HARRIS CORPORATION

                                MEDIUM-TERM NOTES

                                 TERMS AGREEMENT


                                                    , 19
                                        ------------    --
Harris Corporation
1025 W. NASA Boulevard
Melbourne, Florida 32919

Attention:

          Re:  Distribution Agreement dated ______, 1996 (the
          "Distribution Agreement")
          ---------------------------------------------------

     The undersigned agrees to purchase the following principal amount of your Medium-Term Notes: $



                             Fixed Rate                    Floating Rate
All Notes:                   Notes:                        Notes:
----------                   ------                        ------
Series:

Purchase price:              Interest rate:                Interest rate
                                                             basis:

Original issue date:                                       Index maturity:

Price to public:                                           Spread:

Settlement date and                                        Spread
  time:                                                      multiplier:

Place of delivery:                                         Initial interest
                                                             rate:

Stated maturity date:                                      Initial interest
                                                             reset date:

Initial redemption                                         Interest reset
  date:                                                      dates:

Initial redemption                                         Interest payment
  percentage:                                                dates:



Annual redemption                                          Maximum interest
  percentage reduction:                                      rate:

Holder's optional                                          Minimum interest
  repayment date(s):                                         rate:

Total amount of OID:                                       Interest reset
                                                             period:

Original yield to                                          Calculation
  maturity:                                                  agent:

Applicability of
  modified payment upon
  acceleration:

If yes, state issue
  price:

Initial accrual period
  OID:


     The provisions of Sections 1, 2(b) and 2(c) and 3 through 6 and 8 through 13 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

     The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required:

--------------------

                                   [NAME OF AGENT]

                                   By:
                                      -----------------------------
                                      Name:
                                      Title:

Accepted:

HARRIS CORPORATION


By:
   -------------------------
   Name:
   Title:

                                                                       Exhibit B


                               HARRIS CORPORATION

                  MEDIUM-TERM NOTES, ADMINISTRATIVE PROCEDURES

                           -------------------------




     Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes (the "Notes") on a continuous basis by Harris Corporation (the "Company") pursuant to the Distribution Agreement, dated as of October 23, 1996 (the "Distribution Agreement") among the Company, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (each an "Agent" and collectively, the "Agents"). In the Distribution Agreement, each Agent has agreed to use reasonable efforts to solicit purchases of the Notes. Each Agent, as principal, may purchase Notes for its own account and if requested by such Agent, the Company and such Agent will enter into a terms agreement, as contemplated by the Distribution Agreement.

     The Notes will be issued pursuant to the provisions of an indenture dated as of May 1, 1996 (as it may be supplemented or amended from time to time, the "Indenture"), between the Company and Chemical Bank (now known as The Chase Manhattan Bank ("Chase")), as trustee (in such capacity, the "Trustee"). Trustee will be the Registrar, Authenticating Agent and Paying Agent for the Notes and will perform the duties specified herein. Chase will be the Calculation Agent for the Notes. Notes will bear interest at a fixed rate (the "Fixed Rate Notes"), which may be zero in the case of certain original issue discount notes (the "OID Notes"), or at floating rates (the "Floating Rate Notes"). Each Note will be represented by either a Global Security (as defined below) delivered to Trustee, as agent for the Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except in limited circumstances, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

     Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture or the Notes shall be used herein as therein defined.


     PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and Trustee to DTC, dated as of the date hereof (the "Letter of Representation"), and a Medium Term Note Certificate Agreement between Trustee and DTC, dated as of December 2, 1988, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:           On any date of settlement (as defined under "Settlement"
                    below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to $200,000,000 principal amount of all such Notes that have the same Maturity Date, redemption provisions, ranking, Interest Payment Dates, Interest Period, Original Issue
                    Date, original issue discount provisions (if any) and, in the case of Fixed Rate Notes, Interest Rate and amortization schedule (if any) or, in the case of Floating Rate Notes, Initial Interest Rate, Base Rate, Index Maturity, Interest
                    Reset Period, Interest Reset Dates, Spread or Spread
                    Multiplier (if any), Minimum Interest Rate (if any) and
                    Maximum Interest Rate (if any) and, in each case, any other relevant terms (collectively "Terms"). Each Global Security will be dated and issued as of the date of its authentication by Trustee. Each Global Security will bear an "Interest Accrual Date," which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global
                    Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global

                    Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provisions has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. Book-Entry Notes may only be denominated and payable in U.S. dollars. No Global Security will represent any Certificated Note.

Identification      The Company has arranged with the CUSIP Service Bureau of
Numbers:            Standard & Poor's Ratings Group (the "CUSIP Service Bureau")
                    for the reservation of a series of CUSIP numbers for the Notes which series consists of approximately 900 CUSIP numbers which have been reserved for and relate to Global
                    Securities representing the Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of the reserved CUSIP numbers and has delivered to Trustee and DTC the written list of 900 CUSIP numbers of such series.
                    Trustee will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that Trustee has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, Trustee shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to Trustee and DTC. Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 and otherwise required to be represented by the same Global Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

Registration:       Unless otherwise specified by DTC, each Global Security will be registered in the
                    name of Cede & Co., as nominee for DTC, on the Security
                    Register maintained under the relevant Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:          Transfers of a Book-Entry Note will be accompanied by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:          Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global
                    Securities that represent Book-Entry Notes having the same
                    Terms and for which interest has been paid to the same date,
                    (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Note, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants
                    (including Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP
                    Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global
                    Securities to be exchanged exceed $200,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $200,000,000 principal amount of the exchanged Global Security and an additional Global
                    Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see
                    "Denominations" below).

Maturities:         Each Book-Entry Note will mature on a date more than nine
                    months from the settlement date for such Note.

Notice of           Trustee will give notice to DTC prior to each Redemption
Redemption          Date (as specified in the Note), if any, at the time and in
Dates:              the manner set forth in the Letter of Representations.

Denominations:      Book-Entry Notes will be issued in principal amounts of
                    $1,000 and integral multiples of $1,000 in excess thereof.
                    Global Securities will be denominated in principal amounts not in excess of $200,000,000. If one or more Book-Entry
                    Notes having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global
                    Security will be issued to represent each $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes.
                    In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same
                    CUSIP number.

Interest:           GENERAL. Interest on each Book-Entry Note will accrue from the Interest Accrual Date of the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date; provided that in the case of Floating Rate Notes that reset daily or weekly, interest payments will include interest accrued to and including the Record Date immediately preceding the Interest
                    Payment Date, except that at maturity or earlier redemption, the interest payable will include interest accrued to, but excluding, the maturity date or the date of redemption, as the case may be. Interest payable at the maturity or upon redemption of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable.
                    Standard & Poor's Ratings Group will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Ratings
                    Group.

                    RECORD DATES. Unless otherwise specified in the applicable Pricing Supplement, the Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

                    FIXED RATE BOOK-ENTRY NOTES. Unless otherwise specified in the applicable Pricing Supplement, the interest payments on Fixed Rate Book-Entry Notes will be made semiannually on April 1 and October 1 of each year and at maturity; PROVIDED, HOWEVER, that in the case of a Fixed Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                    FLOATING RATE BOOK-ENTRY NOTES. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise specified in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Book-Entry Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to Settlement procedure "A" below; and in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; PROVIDED, HOWEVER, that if an Interest Payment Date for Floating Rate Book-Entry Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and PROVIDED, FURTHER, that in the case of a Floating Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                    NOTICE OF INTEREST PAYMENT AND RECORD DATES. On the first Business Day of January, April, July and October of each year, Trustee will deliver to the Company and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day.

Calculation of      FIXED RATE BOOK-ENTRY NOTES. Unless otherwise specified in
Interest:           the applicable Pricing Supplement, interest on Fixed Rate
                    Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a year of twelve thirty-day months.

                    FLOATING RATE BOOK-ENTRY NOTES. Unless otherwise specified in the applicable Pricing Supplement, interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that, in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of         PAYMENTS OF INTEREST. Promptly after each Record Date,
Principal and       Trustee will deliver to the Company and DTC a written notice
Interest:           specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment
                    Date (other than an Interest Payment Date coinciding with maturity) and the total of such amounts. DTC will confirm the amount payable on each such Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Ratings Group. The Company will pay to Trustee, as paying agent, the total amount of Interest due on such Interest Payment Date (other than at maturity), and Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment Date for a Fixed Rate
                    Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                    PAYMENTS AT MATURITY OR UPON REDEMPTION. On or about the first Business Day of each month, Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing either at maturity or on a redemption date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or redemption date of such Global Security. The Company will pay to Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity Date or redemption date. Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity Date or redemption date of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and, in the case of Fixed Rate Notes, no interest shall accrue on such payment for the period from and after such Maturity Date or redemption date. Promptly after payment to DTC of the principal and interest due on the Maturity Date or redemption date of such Global Security, Trustee will cancel such Global Security in accordance with the terms of the relevant Indenture and deliver it to the Company with a certificate of cancellation.

                    MANNER OF PAYMENT. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at maturity or upon redemption shall be paid by the Company to Trustee in funds available for immediate use by Trustee as of 10:00 A.M., New York City time on such date. The Company will make such payment on such Global Securities by instructing Trustee to withdraw funds from an account maintained by the Company at Trustee. The Company will confirm such instructions in writing to Trustee. Prior to 10:30 A.M., New York City time on each Maturity Date or redemption date or as soon as possible thereafter, Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest or principal (together with interest thereon) due on Global Securities on any Maturity Date or redemption date. On each Interest Payment Date, interest payment shall be made to DTC in same day funds in accordance with existing arrangements between Trustee and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedure then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor Trustee shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                    WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments directly to the beneficial owner of such Note.

Preparation of      If any order to purchase a Book-Entry Note is accepted by or
Pricing             on behalf of the Company, the Company will prepare a pricing
Supplement:         supplement ("Pricing Supplement") reflecting the terms of
                    such Note and will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will deliver the number of copies of such Pricing Supplement to the Agents as the Agents shall request by the close of business on the following Business Day. The Agents will cause such Pricing
                    Supplement to be delivered to the purchaser of the Note.

                    In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:         The receipt by the Company of immediately available funds in payment for a Book-Entry

                    Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on the third Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another date which shall be no earlier than the next Business Day.



Settlement          Settlement Procedures with regard to each Book-Entry Note
Procedures:         sold by the Company to or through an Agent (except pursuant to a Terms Agreement, as defined in the Distribution
                    Agreement), shall be as follows:




                    A. The Agent will advise the Company by telephone that such Note is a Book-Entry Note and of the following settlement information:

                         1.   Principal amount.

                         2.   Maturity Date.

                         3.   In the case of a Fixed Rate Book-
                              Entry Note, the interest rate, or
                              in the case of a Floating Rate
                              Book-Entry Note, the Initial
                              Interest Rate (if known at such
                              time), Base Rate, Index Maturity,
                              Interest Reset Period, Initial
                              Interest Reset Date, Interest Reset
                              Dates, Interest Period, Spread or
                              Spread Multiplier (if any), Minimum
                              Interest Rate (if any), Maximum
                              Interest Rate (if any), and the
                              Alternate Rate Event Spread (if
                              any).

                         4.   Interest Payment Dates.

                         5.   Redemption provisions, if any.

                         6.   Settlement date.

                         7.   Price.

                         8.   Agent's commission, if any,
                              determined as provided in the
                              Distribution Agreement.

                         9.   Whether the Note is an OID Note, and
                              if it is an OID Note, the total amount
                              of OID, the yield to maturity, the
                              initial accrual period OID and the
                              applicability of Modified Payment
                              upon Acceleration.

                         10.  Any other applicable Terms.

                    B. The Company will advise Trustee by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. Trustee will then assign a CUSIP number to the Global Security representing such Note and will notify the Company and the Agent of such CUSIP number by telephone as soon as practicable. Each such instruction given by the Company to Trustee will constitute a representation and warranty by the Company to Trustee and the Agents that
                         (i) the issuance and delivery of such Global Security has been duly and validly authorized by the Company and
                         (ii) that such Global Security when completed, authenticated and delivered pursuant to the related Indenture, will constitute the valid and legally binding obligation of the Company.

                    C. Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, Interactive Data Corporation, the Agent and Standard & Poor's Ratings Group:

                         1.   The information set forth in
                              Settlement Procedure "A".

                         2.   The Initial Interest Payment Date
                              for such Note, the number of days
                              by which such date succeeds the
                              related DTC Record Date (which in
                              the case of Floating Rate Notes
                              which reset daily or weekly, shall
                              be the date five calendar days
                              immediately preceding the
                              applicable Interest Payment Date
                              and, in the case of all other
                              Notes, shall be the Record Date as
                              defined in the Note) and amount of
                              interest payable on such initial
                              Interest Payment Date.

                         3.   The CUSIP number of the Global
                              Security representing such Note.

                         4.   Whether such Global Security will
                              represent any other Book-Entry Note
                              (to the extent known at such time).

                         5.   Participant account numbers
                              maintained by DTC on behalf of
                              Trustee and Agents.

                    D. Trustee will complete and authenticate the Global Security representing such Note in accordance with the terms of the written order of the Company then in effect.

                    E. DTC will credit such Note to Trustee's participant account at DTC.

                    F. Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to Trustee's participant account and credit such Note to the Agent's participant account and
                         (ii) debit the Agent's settlement account and credit Trustee's settlement account for an amount equal to the price of such Note less the Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by Trustee to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between Trustee and DTC.

                    G. Unless the Agent purchased such Note as principal, the Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note.

                    H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                    I. Trustee will credit to the account of the Company maintained at The Trustee Manhattan Bank, New York, New York, in funds available for immediate use in the amount transferred to Trustee in accordance with Settlement Procedure "F".

                    J. Unless the Agent purchased such Note as principal, the Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                    K. Monthly, Trustee will send to the Company a statement setting forth the principal amount of Notes Outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised Trustee but which have not yet been settled.

Settlement:         For sales by the Company of Book-Entry Notes to or through the Agent (except pursuant to a

Procedures          Terms Agreement) for settlement on the first Business Day
Timetable:          after the sale date, Settlement Procedures "A" through "J"
                    set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                    Settlement
                    Procedure                           Time
                    ---------                           ----

                    A                    11:00 A.M. on the sale date
                    B                    12:00 Noon on the sale date
                    C                     2:00 P.M. on the sale date
                    D                     9:00 A.M. on settlement date
                    E                    10:00 A.M. on settlement date
                    F-G                  No later than 2:00 P.M. on
                                         settlement date
                    H                     4:45 P.M. on settlement date
                    I-J                   5:00 P.M. on settlement date

                    If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the second Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                    If settlement of a Book-Entry Note is rescheduled or cancelled, Trustee, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to          If Trustee fails to enter an SDFS deliver order with
Settle:             respect to a Book-Entry Note pursuant to Settlement
                    Procedure "F", Trustee may deliver to DTC, through DTC's
                    Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to Trustee's participant account, provided that Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, Trustee will mark such Global Security "cancelled", make appropriate entries in Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, Trustee for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                    If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, Trustee will deliver the withdrawal message and take the related action described in the preceding paragraph.

                    Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                    In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, Trustee will provide in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.


Trustee Not To      Nothing herein shall be deemed to require the Trustee to
Risk Funds:         risk or expend its own funds in connection with any payments to the Company, the Agents, DTC or any Holders of Notes, it being understood by all parties that payments made by the Trustee to the Company, the Agents, DTC or any Holders of Notes shall be made only to the extent that funds are provided to the Trustee for such purpose.

   PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

          Trustee will serve as registrar in connection with the Certificated Notes.

Issuance:           Each Certificated Note will be dated and issued as of the
                    date of its authentication by Trustee. Each Certificated
                    Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:       Certificated Notes will be issued only in fully registered form without coupons.

Transfers and       A Certificated Note may be presented for transfer or
Exchanges:          exchange at an agency in the Borough of Manhattan, the City of New York, to be maintained by the Company for such purpose. Certificated Notes will be exchangeable for other
                    Certificated Notes having identical terms but different denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:         Each Certificated Note will mature on a date more than nine months from the settlement date for such Note.

Currency:           The currency denomination with respect to any Certificated
                    Note and the payment of interest and the repayment of principal with respect to any such Certificated Note shall be as set forth therein and in the applicable Pricing
                    Settlement.

Denominations:      The denomination of any Certificated Note
                    will be a minimum of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof.

Interest:           GENERAL. Interest on each Certificated Note will accrue from the Original Issue Date of such Note for the first interest period and from the most recent date to which interest has been paid for all subsequent interest periods. Each payment of interest on a Certificated Note will include interest accrued to but including the Interest Payment Date; provided that in the case of Floating Rate Notes which reset daily or weekly, interest payments will include interest accrued to and including the Record Date immediately preceding the Interest Payment Date, except that at Maturity or earlier redemption, the interest payable will include interest accrued to, but excluding the Maturity Date or the date of redemption, as the case may be.

                    FIXED RATE CERTIFICATED NOTES. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made semi-annually on October 1 and April 1 of each year and at maturity; PROVIDED, HOWEVER, that in the case of Certificated Fixed Rate Notes issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                    FLOATING RATE CERTIFICATED NOTES. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to Settlement Procedure "A" below; in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; PROVIDED, HOWEVER, that if an Interest Payment Date for Floating Rate Certificated Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and PROVIDED, FURTHER, that in the case of a Floating Rate Certificated Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Calculation of      FIXED RATE CERTIFICATED NOTES. Interest on Fixed Rate
Interest:           Certificated Notes (including interest for partial periods)
                    will be calculated on the basis of a year of twelve thirty-day months.

                    FLOATING RATE CERTIFICATED NOTES. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of         Trustee will pay the principal amount of each Certificated
Principal and       Notes at maturity or upon redemption upon presentation and
Interest:           surrender of such Note to Trustee. Such payment, together
                    with payment of interest due at maturity or upon redemption of such Note, will be made in funds available for immediate use by Trustee and in turn by the holder of such Note.

                    Certificated Notes presented to Trustee at maturity or upon redemption for payment will be cancelled by Trustee and delivered to the Company with a certificate of cancellation. All interest payments on a Certificated Note (other than interest due at maturity or upon redemption) will be made by check drawn on Trustee (or another person appointed by Trustee) and mailed by Trustee to the person entitled thereto as provided in such Note and the relevant Indenture; PROVIDED, HOWEVER, that the holder of $10,000,000 or more of Notes having the same Interest Payment Date will be entitled to receive payment by wire transfer of immediately available funds. Following each Record Date, Trustee will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificates Notes. Interest at maturity or upon redemption will be payable to the person to whom the payment of principal is payable. Trustee will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing or to be redeemed in the next month. Trustee will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                    If any Interest Payment Date or the Maturity Date or redemption date of a Fixed-Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Maturity Date or redemption date, as the case may be. If any Interest Payment Date or the Maturity Date or redemption date for any Certificated Floating Rate Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date, Maturity Date or redemption date will be the following day that is a Business Day with respect to such Note, except that, in the case of a Certificated LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such Certificated LIBOR Note.

Preparation of      If any order to purchase a Certificated Note is accepted by
Pricing             or on behalf of the Company, the Company will prepare a
Supplement:         pricing supplement (a "Pricing Supplement") reflecting the terms of such Note and will arrange to file such Pricing
                    Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act, and will deliver the number of copies of such Pricing Supplement to the Agent as the Agent shall request by the close of business on the following Business Day. The Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

                    In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:         The receipt by the Company of immediately available funds
                    in exchange for an authenticated Certificated Note delivered to the Agent and the Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on or before the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date.

Settlement          Settlement Procedures with regard to each Certificated Note
Procedures:         sold by the Company to or through the Agent (except pursuant to a Terms Agreement) shall be as follows:

                    A. The Agent will advise the Company by telephone that such Note is a

                         Certificated Note and of the following settlement information:

                         1.   Name in which such Note is to be
                              registered ("Registered Owner").

                         2.   Address of the Registered Owner and
                              address for payment of principal
                              and interest.

                         3.   Taxpayer identification number of
                              the Registered Owner (if
                              available).

                         4.   Principal amount.

                         5.   Maturity Date.

                         6.   In the case of a Fixed Rate
                              Certificated Note, the interest
                              rate or, in the case of a Floating
                              Rate Certificated Note, the Initial
                              Interest Rate (if known at such
                              time), Base Rate, Index Maturity,
                              Interest Reset Period, Initial
                              Interest Reset Date, Interest Reset
                              Dates, Interest Period, Spread or
                              Spread Multiplier (if any), Minimum
                              Interest Rate (if any), Maximum
                              Interest Rate (if any), and the
                              Alternate Rate Event Spread (if
                              any).

                         7.   Interest Payment Dates.

                         8.   Redemption provisions, if any.

                         9.   Settlement date.

                         10.  Price.

                         11.  Agent's commission, if any,
                              determined as provided in the
                              Distribution Agreement between the
                              Company and the Agent.

                         12.  Whether the Note is an OID Note,
                              and if it is an OID Note, the total
                              amount of OID, the yield to maturity,
                              the initial accrual
                              period OID and the applicability of
                              Modified Payment upon Acceleration.

                         13.  Any other applicable Terms.

                    B. The Company will advise Trustee by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" above.

                    C. The Company will have delivered to Trustee a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the Agent and the
                         Trustee:

                         1.   Note with customer confirmation.

                         2.   Stub One - For Trustee.

                         3.   Stub Two - For Agent.

                         4.   Stub Three - For the Company.

                    D. Trustee will complete such Note and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the Agent, and the Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Agent for payment to the account of the Company at The Trustee Manhattan Bank, New York, New York, in funds available for immediate use, of an amount equal to the price of such Note less the Agent's commission, if any. In the event that the instructions given by the Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.

                    E. Unless the Agent purchased such Note as principal, the Agent will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. The Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                    F. Trustee will send Stub Three to the Company by first-class mail. Periodically, Trustee will also send to the Company a statement setting forth the principal amount of the Notes Outstanding as of that date under each Indenture and setting forth a brief description of any sales of which the Company has advised Trustee but which have not yet been settled.

Settlement          For sales by the Company of Certificated Notes to or through
Procedures          the Agent (except pursuant to a Terms Agreement, Settlement
Timetable:          Procedures "A" through "F" set forth above shall be
                    completed on or before the respective times (New York City time) set forth below:


                    Settlement
                    Procedure                 Time
                    ---------                 ----

                         A              2:00 P.M. on day before
                                        settlement date
                         B              3:00 P.M. on day before
                                        settlement date
                        C-D             2:15 P.M. on settlement
                                        date
                         E              3:00 P.M. on settlement
                                        date
                         F              5:00 P.M. on settlement
                                        date

Failure to          If a purchaser fails to accept delivery of and make payment
Settle:             for any Certificated Notes, the Agent will notify the
                    Company and Trustee by telephone and return such note to Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date.
                    If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement with the Company, then the Company will reimburse the Agent or Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, Trustee will mark such Note "cancelled", make appropriate entries in Trustee's records and send such Note to the Company.

Trustee Not To      Nothing herein shall be deemed to require the Trustee to
Risk Funds:         risk or expend its own funds in connection with any payments to the Company, the Agents, DTC or any Holders of Notes, it being understood by all parties that payments made by the Trustee to the Company, the Agents, DTC or any Holders of Notes shall be made only to the extent that funds are provided to the Trustee for such purpose.